Exhibit 99.3
Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions

REDWOOD CITY, Calif. -- April. 2, 2026 -- Exicure, Inc. (Nasdaq: XCUR), a clinical-stage biotechnology company developing therapeutics for hematologic diseases, today released the following notice:

TO:     ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF EXICURE, INC. (“EXICURE” OR THE “COMPANY”) COMMON STOCK AS OF MARCH 18, 2026.
PLEASE READ THIS SUMMARY NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.
YOU ARE HEREBY NOTIFIED that the above-captioned consolidated stockholder derivative action (the “Illinois Action”), is being settled on the terms set forth in a Stipulation and Agreement of Settlement dated March 18, 2026 (the “Stipulation”).
    The Derivative Matters allege claims against each of the Individual Defendants1 for breach of fiduciary duty, and/or other violations of law, including the federal securities laws and unjust enrichment, in connection with their causing the Company to fail to maintain adequate internal controls with respect to ensuring the proper collection, analysis, and reporting of the data generated by its studies, and by making and/or causing the Company to make false and misleading statements and omissions to the public regarding the foregoing and the viability of the Company’s drug candidate, XCUR-FXN. The Derivative Matters allege that, as a result of the foregoing, the Company experienced reputational and financial harm. Defendants have denied and continue to deny each and all of the claims and allegations of wrongdoing asserted in the Derivative Matters.
    Pursuant to the terms of the Settlement, Exicure agrees to implement and maintain certain corporate governance reforms that are outlined in Exhibit A to the Stipulation (the “Reforms”). The Reforms shall be maintained for four (4) years, unless otherwise stated in Exhibit A to the Stipulation. Exicure acknowledges and agrees that the filing, pendency, and settlement of the Derivative Matters was the cause of the Company’s decision to adopt and implement the agreed-upon governance reforms. Exicure also acknowledges and agrees that the Reforms confer substantial benefits to Exicure and Exicure’s stockholders.
    After negotiating the principal terms of the Settlement, counsel for the Parties negotiated the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel, subject to Court approval (the “Fee and Expense Amount”). In light of the substantial benefits conferred upon the Company and its stockholders, Exicure’s insurers shall pay to Plaintiffs’ Counsel six hundred seventy-five thousand dollars ($675,000.00) for their attorneys’ fees and expenses, subject to Court approval. Defendants also agreed not to object to the request for the Court to approve Service Awards of up to two thousand dollars ($2,000.00) for each of the Plaintiffs, to be paid from the Fee and Expense Amount.
1 All capitalized terms that are not otherwise defined shall have the definitions as set forth in the Stipulation.

On June 2, 2026 at 10:30 a.m., a hearing (the “Settlement Hearing”) will be held before the Honorable Manish S. Shah at the United States District Court for the Northern District of Illinois, Eastern Division, Everett McKinley Dirksen U.S. Courthouse, 219 South Dearborn Street, Chicago, Illinois 60604, for the purpose of determining whether the Settlement should be approved as fair, reasonable, and adequate and whether the Court should approve the agreed-to Fee and Expense Amount and the Service Awards for Plaintiffs. Because this is not a class action, except as otherwise provided for in the Stipulation with respect to the Plaintiffs, no Current Exicure Stockholder has the right to receive any individual compensation as a result of the Settlement.
This Summary Notice provides a condensed overview of certain provisions of the Stipulation and the full Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions (the “Notice”). It is not a complete statement of the events of the Derivative Matters or the terms set forth in the Stipulation. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation. For additional information about the claims asserted in the Derivative Matters, and the terms of the proposed Settlement, you may inspect the Stipulation and its exhibits and other papers at the Clerk’s office in the Court at any time during regular business hours. In addition, copies of the Stipulation and its exhibits and the Notice are available on the Investor Relations page of the Company’s website, https://exicuretx.com/en/page?file=en_legal_notices.
The Court may, in its discretion, decide to hold the Settlement Hearing telephonically or by videoconference and/or to change the date and/or time of the Settlement Hearing without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar or the investor relations page of the Company’s website, https://exicuretx.com/en/page?file=en_legal_notices, for any change in the format, date or time of the Settlement Hearing.
Inquiries about the Derivative Matters or the Settlement may be made to: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, Email: tbrown@thebrownlawfirm.net.
You may enter an appearance before the Court, at your own expense, individually or through counsel of your choice. If you want to object at the Settlement Hearing, you must be a Current Exicure Stockholder and you must first comply with the procedures for objecting that are set forth in the Notice. Any objection to any aspect of the Settlement must be filed with the Clerk of the Court and sent to Plaintiffs’ Counsel and Defendants’ Counsel no later than May 12, 2026 (21 days before the Settlement Hearing), in accordance with the procedures set forth in the Stipulation and the Notice. Any Current Exicure Stockholder who fails to object in accordance with such procedures will be bound by the Order and Final Judgment of the Court granting final approval to the Settlement and the releases of claims therein, and shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection.

PLEASE DO NOT CALL THE COURT OR DEFENDANTS WITH QUESTIONS ABOUT THE SETTLEMENT.
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About Exicure Inc.
Exicure, Inc. (Nasdaq: XCUR) has historically been an early-stage biotechnology company focused on developing nucleic acid therapies targeting ribonucleic acid against validated targets. Following its restructuring and suspension of clinical and development activities, the Company is exploring strategic alternatives to maximize stockholder value. In January 2025, it acquired a clinical-stage biotechnology company developing therapeutics for hematologic diseases. The Company’s lead program in development is being evaluated for its ability to improve stem cell mobilization in multiple myeloma, sickle cell disease, and in support of cell and gene therapy. For more information, visit www.exicuretx.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact may be deemed forward looking including, but not limited to, statements regarding: the Company’s current business plans and objectives, including the pursuit of strategic alternatives to maximize stockholder value, the timing of the equity investment closing and potential additional equity investment and the Nasdaq Hearings Panel process and potential results. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “advance,” “believes,” “target,” “may,” “intend,” “could,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission in connection with this press release, as updated by the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.
Media Contact:
Sarah Ellinwood, PhD
Kendall Investor Relations
sellinwood@kendallir.com
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